POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK, TRINA SANDOVAL, and JOHNPAUL S. VAN MAELE, or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all Registration Statements and amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor or is Registrant, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as they might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
The Variable Annuity Life Insurance Company Separate Account A	Under the Securities Act of 1933:
	333-170476 002-32783 333-49232	002-96223 333-124398 333-202700	333-137942 033-75292 333-201800	333-201803 333-220957
Under the Investment Company Act of 1940: 811-03240

POWERS OF ATTORNEY

Signature	Title	Date

/s/ CHRISTOPHER B. SMITH CHRISTOPHER B. SMITH	Director, Chairman of the Board, and President (Principal Executive Officer)	September 18, 2024

/s/ CHRISTOPHER P. FILIAGGI CHRISTOPHER P. FILIAGGI	Director, Senior Vice President, and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	September 19, 2024

/s/ TERRI N. FIEDLER TERRI N. FIEDLER	Director	September 18, 2024

/s/ EMILY W. GINGRICH EMILY W. GINGRICH	Director	April 01, 2025

/s/ LISA M. LONGINO LISA M. LONGINO	Director	September 18, 2024

/s/ JONATHAN J. NOVAK JONATHAN J. NOVAK	Director	September 19, 2024

/s/ BRYAN A. PINSKY BRYAN A. PINSKY	Director	September 18, 2024

/s/ ERIC G. TARNOW ERIC G. TARNOW	Director	January 20, 2026